As  filed  with  the  Securities  and  Exchange  Commission  on February 3, 2005
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     ------------
                                   FORM S-8/A

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                     ------------
                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                             DELAWARE     11-1826363
    (State or other jurisdiction of incorporation or organization)     (I.R.S.
                          Employer Identification No.)

   80  CABOT  COURT,  HAUPPAUGE,  NEW  YORK                       11788
  (Address of Principal Executive Offices)                     (Zip Code)
                                     ------------
          ORBIT INTERNATIONAL CORP. 2003 EMPLOYEE STOCK INCENTIVE PLAN,
          ORBIT INTERNATIONAL CORP. 2000 EMPLOYEE STOCK INCENTIVE PLAN,
          ORBIT INTERNATIONAL CORP. 1995 EMPLOYEE STOCK INCENTIVE PLAN
                                       AND
   ORBIT INTERNATIONAL CORP. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)
                                     ------------
                                 DENNIS SUNSHINE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ORBIT INTERNATIONAL CORP.
                    80 CABOT COURT, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)

                                  631-435-8300
          (Telephone number, including area code, of agent for service)

                     A copy of all communications, including
                  communications sent to the agent for service
                               should be sent to:

                             ELLIOT H. LUTZKER, ESQ.
                               ROBINSON & COLE LLP
                           885 THIRD AVENUE SUITE 2800
                          NEW YORK, NEW YORK 10022-4834
                                 (212) 451-2900


                         CALCULATION OF REGISTRATION FEE

                                      PROPOSED        PROPOSED
TITLE OF EACH                         MAXIMUM         MAXIMUM
CLASS OF                              OFFERING        AGGREGATE    AMOUNT OF
SECURITIES TO      AMOUNT TO BE       PRICE           OFFERING     REGISTRATION
BE REGISTERED      REGISTERED         PER UNIT         PRICE         FEE
-------------      -----------        -------     -----------------------
Common  Stock,
$.10 par value     2,500 (1)(3)(4)     $10.03(6)     $25,075         2.95
--------------     ---------------    ----------     -------        -----
Common  Stock,
$.10 par value     10,000 (1)(3)(4)    $8.03 (7)     $80,300         9.45
--------------     ----------------    ---------     -------        ------
Common  Stock,
$.10 par value     125,000 (1)(3)(4)   $5.64 (7)     $705,000        82.98
--------------     -----------------   ---------     --------      -------
Common  Stock,
$.10 par value     75,000 (1)(3)(4)     $7.45 (7)     $558,750       65.77
--------------     ----------------     ---------     --------     --------
Common  Stock,
$.10 par value     225,000 (1)(3)(4)     $6.65 (7)     $1,496,250    176.11
--------------     -----------------     ---------     ----------   -------
Common  Stock,
$.10 par value     37,500 (2)(3)(4)     $10.03(6)      $376,125      44.27
--------------     ----------------     ----------     -------      --------

Total            475,000(5)                         $3,241,500       381.53


(1) Represents an aggregate of 437,500 stock options or other stock awards granted or to be granted pursuant to the Orbit International Corp. 2003 Employee Stock Incentive Plan.

(2) Represents 37,500 stock options granted or to be granted pursuant to the Orbit International Corp. 1995 Stock Option Plan for Non-Employee Directors.

(3) Pursuant to Rule 416, includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2003 Employee Stock Incentive Plan and 1995 Stock Option Plan for Non-Employee Directors.

(4) All share numbers reflect the 25% stock dividend (which has been accounted for as a 5 for 4 stock split) effected by the Registrant on August 14, 2003.

(5) Does not include 250,000 shares of common stock previously registered by registrant on its registration statement on Form S-8 (Registration No.:
333-69410) to which this registration statement relates and in respect of which a filing fee of $86.73 was paid to the Securities and Exchange Commission, nor does it include 687,500 shares of common stock previously registered by registrant on its registration statement on Form S-8 (Registration No.:
333-25979) to which this registration statement relates and in respect of which a filing fee of $717.94. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement includes the 937,500 shares of common stock previously registered as set forth in the preceding sentence. All share numbers reflect the Stock split described in Note (4) above.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the closing sales price of the Registrant's Common Stock, as reported on the NasdaqSmallCap Market on February 2, 2005.
(7) Based upon the actual prices at which these options are currently exercisable.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The document(s) containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 1995 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2003 Employee Stock Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors, together referred to as the "Plans", as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
                                EXPLANATORY NOTE
     This registration statement on Form S-8 is being filed by Orbit International Corp. ("Orbit") to register 437,500 shares of common stock of Orbit under Orbit's 2003 Employee Stock Incentive Plan and an additional 37,500 shares of common stock of Orbit under Orbit's 1995 Stock Option Plan for Non-Employee Directors. As permitted by Rule 429 under the Securities Act, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to Orbit's registration statements on Form S-8 dated April 28, 1997 (SEC File Number:
333-25979)  and  September  14,  2001  (SEC  File  Number:  333-69410).
This registration statement includes a form of prospectus, prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of Orbit who are deemed to be affiliates of Orbit, as that term is defined in Rule 405 under the Securities Act, as well as by non-affiliates, holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of Orbit received by such persons pursuant to the exercise of options and other stock awards granted under the:
- 2003 Employee Stock Incentive Plan, which 437,500 shares are being registered herein;
- 2000 Employee Stock Option Plan, which 250,000 shares have been registered under Orbit's registration statement on Form S-8, filed with the SEC on September 14, 2001 (SEC File Number: 333-69410);
- 1995 Stock Option Plan for Non-Employee Directors, which 37,500 shares are being registered herein and 62,500 shares have been registered under Orbit's registration statement on Form S-8, filed with the SEC on April 28, 1997 (SEC File Number: 333-25979); and
- 1995 Employee Stock Option Plan, which 625,000 shares have been registered under Orbit's registration statement on Form S-8, filed with the SEC on April 28, 1997 (SEC File Number: 333-25979).

REOFFER  PROSPECTUS
                            ORBIT INTERNATIONAL CORP.
                        1,412,500 SHARES OF COMMON STOCK
     This prospectus relates to the reoffer and resale of 1,412,500 shares of common stock, par value $0.10 per share, of Orbit International Corp., a Delaware corporation ("Orbit," "we," "us" or "our"), that have been or will be acquired by certain persons (collectively referred to as the "selling securityholders"), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), as well as by non-affiliates, holding restricted securities, as that term is defined in Rule 144 under the Securities Act of, in connection with the reoffer and resale of shares of common stock of Orbit received by such persons pursuant to the exercise of options and other stock awards granted or to be granted under our 2003 Employee Stock Incentive Plan, 2000 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1995 Stock Option Plan for Non-Employee Directors (collectively referred to as the "Plans").
Our  common  stock  is  quoted  on  the  Nasdaq SmallCap Market under the symbol
"ORBT."
The shares covered by this prospectus may be offered and sold from time to time directly by the selling securityholders of shares issued upon the exercise of the options or other stock awards granted pursuant to the Plans or through brokers on the Nasdaq SmallCap Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the selling securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the selling securityholders but we will receive the exercise price upon exercise of the stock options or other stock awards. The selling securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution." NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE "RISK FACTORS" beginning on page 7 of this prospectus.

                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 3, 2005

     No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the deliver of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. THIS PROSPECTUS IS A COMBINED RESALE PROSPECTUS WHICH SHALL BE DEEMED A POST-EFFECTIVE AMENDMENT TO ORBIT'S REGISTRATION STATEMENTS ON FORM S-8 DATED APRIL 28, 1997 (SEC FILE NUMBER: 333-25979) AND SEPTEMBER 14, 2001 (SEC FILE
NUMBER:  333-69410)  PURSUANT  TO  RULE  429  UNDER  THE  SECURITIES  ACT.

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

AVAILABLE  INFORMATION                                                      4

INCORPORATION  OF  CERTAIN  INFORMATION  BY  REFERENCE                      4

FORWARD-LOOKING  STATEMENTS                                                 6

SUMMARY  INFORMATION                                                        6

RISK  FACTORS                                                               7

USE  OF  PROCEEDS                                                          11

SELLING  SECURITYHOLDERS                                                   11

PLAN  OF  DISTRIBUTION                                                     15

DESCRIPTION  OF  SECURITIES  TO  BE  REGISTERED                            16

DISCLOSURE  OF  COMMISSION  POSITION  ON  INDEMNIFICATION  FOR  SECURITIES
ACT LIABILITIES                                                            16

                              AVAILABLE INFORMATION
     We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any such reports, statements or other information that we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and the Internet web site maintained by the SEC at http://www.sec.gov. In addition, our common stock is quoted on the Nasdaq SmallCap Market. Accordingly, our reports, statements and other information may be inspected at the offices of the NASD, Inc., 1735 K Street, N.W., Washington, D.C. 20006.
The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents filed with the SEC are incorporated by reference in this prospectus:
(1)     Orbit's  Current  Report  on Form 8-K filed with the SEC on December 17,
2004.
(2) Orbit's Quarterly Report on Form 10-QSB for quarter ended September 30, 2004, filed with the SEC on November 12, 2004.
(3)     Orbit's  Current  Report  on  Form 8-K filed with the SEC on November 5,
2004.
(4)     Orbit's  Current  Report  on  Form 8-K filed with the SEC on October 19,
2004.
(5) Orbit's Quarterly Report on Form 10-QSB for quarter ended June 30, 2004, filed with the SEC on August 10, 2004.
(6)     Orbit's Current Report on Form 8-K filed with the SEC on August 6, 2004.
(7) Orbit's Quarterly Report on Form 10-QSB for quarter ended March 31, 2004, filed with the SEC on May 11, 2004.
(8)     Orbit's  Current  Report  on Form 8-K filed with the SEC on May 6, 2004.
(9)     Orbit's  Proxy  Statement  filed  with  the  SEC  on  April  28,  2004.
(10) Orbit's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the SEC on March 29, 2004.
(11)     Orbit's Current Report on Form 8-K filed with the SEC on March 9, 2004.
(12) Orbit's prospectus dated April 28, 1997 (SEC File Number: 333-25979) contained within its Registration Statement on Form S-8 filed with the SEC on April 28, 1997.
(13)     Orbit's  prospectus  dated  September  14,  2001  (SEC  File  Number:
333-69410) contained within its Registration Statement on Form S-8 filed with the SEC on September 14, 2001.
(14) The description of our common stock contained in Orbit's Registration Statement on Form 10, filed on August 28, 1969.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788, Attention: Secretary. Oral requests may be directed to the Secretary at (631) 435-8300.

                           FORWARD-LOOKING STATEMENTS
     Certain statements included or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual financial or operating results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and our most recent results. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "may", "will", potential", "opportunity", "believes", "belief", "expects", "intends", "estimates", "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the SEC.
                               SUMMARY INFORMATION
     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety. Investment in the securities offered hereby involves a high degree of risk. See "Risk Factors."
Orbit International Corp. was incorporated under the laws of the State of New York on April 4, 1957 as Orbit Instrument Corp. In December 1986, our state of incorporation was changed from New York to Delaware and in July 1991, our name was changed to Orbit International Corp. We conduct our operations through our Orbit Instrument Division and our wholly-owned subsidiary, Behlman Electronics, Inc. Through our Orbit Instrument Division, which includes our wholly-owned subsidiary, Orbit Instrument of California, Inc., we are engaged in the design, manufacture and sale of customized electronic components and subsystems. Behlman Electronics, Inc. is engaged in the design and manufacture of high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment.
On December 13, 2004, Orbit entered into a Stock Purchase Agreement (the "SPA") to acquire all of the issued and outstanding capital stock of Tulip Development Laboratory, Inc. and its affiliated manufacturing company, TDL Manufacturing, Inc. ("TDLM"). Headquartered in Quakertown, Pennsylvania, Tulip Development Laboratory is a leading designer and engineering provider of computer peripheral products including custom integrated solutions for keyboards, illuminated data entry devices and displays. See Current Report on Form 8-K filed on December 17, 2004.
Completion of the transaction is subject to various closing conditions including, but not limited to, Orbit obtaining debt financing; completion of due diligence; Board approval by each company; obtaining any necessary consents; completion of audit of Tulip; no material adverse change in Tulip's business or financial condition, and other customary closing conditions.
This prospectus relates to the reoffer and resale of 1,412,500 shares of our common stock, par value $0.10 per share, by certain selling securityholders, including our officers and directors, who are deemed to be affiliates of Orbit, as well as by non-affiliates of Orbit, holding restricted securities, that are issuable upon the exercise of options or other stock awards granted or to be granted pursuant to our 2003 Employee Stock Incentive Plan, 2000 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1995 Stock Option Plan for Non-Employee Directors, together referred to as the "Plans". Up to a maximum of 437,500 shares of our common stock may be offered and sold by the selling securityholders pursuant to our 2003 Employee Stock Incentive Plan, up to a maximum of 250,000 shares of our common stock may be offered and sold by the selling securityholders pursuant to our 2000 Employee Stock Option Plan, up to a maximum of 625,000 shares of our common stock may be offered and sold by the selling securityholders pursuant to our 1995 Employee Stock Option Plan and up to a maximum of 100,000 shares of our common stock may be offered and sold by the selling securityholders pursuant to our 1995 Stock Option Plan for Non-Employee Directors. All share numbers reflect the 25% stock dividend (which has been accounted for as a 5 for 4 stock split) effected by Orbit on August 14, 2003, as well as the one-for-three reverse stock split effected by Orbit on October 4, 1999. We will not receive any proceeds from the sale of the shares sold by the selling securityholders but we will receive the exercise price upon exercise of the stock options or other stock awards.
In this prospectus we refer to Orbit International Corp. as "Orbit", "we", "us" or "our". Our executive offices are located at 80 Cabot Court, Hauppauge, New York 11788 and our telephone number is 631-435-8300.
                                  RISK FACTORS
     This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this prospectus. An investment in the shares is highly speculative and involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, in connection with an investment in the shares offered hereby.
MANY OF OUR COMPETITORS POSSESS FINANCIAL RESOURCES SIGNIFICANTLY GREATER THAN US AND ACCORDINGLY, COULD INITIATE AND SUPPORT PROLONGED PRICE COMPETITION TO GAIN MARKET SHARE.
     Many of our competitors are well established, have reputations for success in the development and sale of their products and services and have significantly greater financial, marketing, distribution, personnel and other resources than us, thereby permitting them to implement extensive advertising and promotional campaigns, both in general and in response to efforts by additional competitors to enter into new markets and introduce new products and services.
The electronics industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services. The markets for electronic products, components and related services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. We are constantly required to expend more sums into research and development of new technologies.
We believe that the electronics segment's competitive position within the electronics industry is predicated upon the Orbit Instrument Division's manufacturing techniques, our ability to design and manufacture products which will meet the specific needs of our customers and our long-standing relationships with our major customers. There are numerous companies, many of which have greater resources than us, capable of producing substantially all of our products.
Competition in the markets for the power unit segment's commercial and military products depends on such factors as price, product reliability and performance, engineering and production. In particular, due primarily to budgetary restraints and program cutbacks, competition has been increasingly severe and price has generally become the major overriding factor in contract and subcontract awards. There can be no assurance of our ability to compete effectively.
WE COULD HAVE DIFFICULTIES IN PROCURING CONTRACTS BECAUSE OF A REDUCTION IN THE LEVEL OF INDUSTRY-WIDE FUNDING AND PRICING PRESSURES.
     We continue to pursue many business opportunities, including programs in which we have previously participated but, due to industry-wide funding and pricing pressures, we could encounter delays in the awards of these contracts. We continue to seek new contracts which require incurring up-front design, engineering, prototype and pre-production costs. While we are attempting to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by our customers, including the U.S. Government, for such effort. In addition, even if the U.S. Government agrees to reimburse development costs, there is still a significant risk of cost overrun which may not be reimbursable. Furthermore, once we have completed the design and pre-production stage, there is no assurance that funding will be provided for future production.
A significant amount of our contracts are subject to termination at the convenience of the U.S. Government. Orders under U.S. Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor.
WE  ARE  HEAVILY  DEPENDENT  UPON  THE  CONTINUANCE  OF  MILITARY  SPENDING.
     A significant amount of all the products we manufacture are used in military applications. The attacks of September 11, 2001 and subsequent world events have led the U.S. Government to increase the level of military spending necessary for domestic and overseas security. We are heavily dependent upon military spending, particularly on the Department of the Navy, as a source of revenues and income. Accordingly, any substantial future reductions in overall military spending by the U.S. Government could have a material adverse effect on our sales and earnings.
WE ARE DEPENDENT ON CERTAIN OF OUR CUSTOMERS AND WE DO NOT HAVE ANY LONG TERM CONTRACTS WITH THESE CUSTOMERS.
     Various agencies of the U.S. Government, Raytheon Company, Lockheed Martin Corp, and BAE SYSTEMS accounted for approximately 26%, 20%, 14% and 14%, respectively, of our consolidated net sales for the year ended December 31, 2003. Various agencies of the U.S. Government, Lockheed Martin Corp., Raytheon Company and BAE SYSTEMS accounted for approximately 24%, 24%, 21% and 21%, respectively, of the net sales of our Electronics Segment for the year ended December 31, 2003. Various agencies of the U.S. Government and Raytheon Company accounted for approximately 28% and 18%, respectively, of the net sales of our Power Units Segment for the year ended December 31, 2003. We do not have any significant long-term contracts with any of the above-mentioned customers. The loss of any of these customers would have a material adverse effect on our net sales and earnings. Due to major consolidations in the defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income.
WE  MAY  NOT  BE  SUCCESSFUL  IN  OUR  EXPANSION  EFFORTS.
     We have had a strategy to expand our operations through strategic acquisitions. Through the past several years we reviewed various potential acquisitions and believe there are numerous opportunities presently available. We currently have entered into a definitive agreement to acquire Tulip Development Laboratory. See "Summary Information." There can be no assurance we will complete the Tulip acquisition or any other acquisition. The Tulip acquisition is dependent upon debt financing. While there can be no assurance we will obtain the necessary financing to complete the Tulip acquisition even if we do, there can be no assurance that we will have sufficient income from Tulip's operations to satisfy the interest payments. If Tulip's operations do not have sufficient income to meet interest payments, we will be required to pay them out of Orbit's operations which would then be adversely affected. Furthermore, there can be no assurance we will be able to successfully integrate into our operations any acquired business nor that such acquisition will be profitable and enable us to grow our business.
WE ARE DEPENDENT UPON OUR SENIOR EXECUTIVE OFFICERS AND KEY PERSONNEL FOR THE OPERATION OF OUR BUSINESS.
     We are dependent for the operation of our business on the experience, technology knowledge, abilities and continued services of our officers, Dennis Sunshine, President and Chief Executive Officer, Bruce Reissman, Executive Vice President and Chief Operating Officer and Mitchell Binder, Vice President-Finance and Chief Financial Officer. The loss of services of any of such persons would be expected to have a material adverse effect upon our business and/or our prospects. Our future success is dependent upon, among other things, the successful recruitment and retention of key personnel including executive officers, for sales, marketing, finance and operations. We face significant competition for skilled and technical talent. No assurance can be made that we will be successful in attracting and retaining such personnel. If we are unable to retain existing key employees or hire new employees upon acceptable terms when necessary, our business could potentially be adversely affected.
WE MAY HAVE DIFFICULTY PROCURING CERTAIN RAW MATERIALS ON TERMS SATISFACTORY TO US.
     We use multiple sources for our procurement of raw materials and we are not dependent on any suppliers for such procurement. Occasionally, however, in the production of certain military units, we will be faced with procuring certain components that are either obsolete or difficult to procure. Although we believe that with our access to worldwide brokers using the Internet we can obtain the necessary components, there can be no assurance that such components will be available, and even if so, at reasonable prices.
AS A DELAWARE CORPORATION WE ARE PROHIBITED FROM ENGAGING IN BUSINESS COMBINATIONS WHICH COULD POTENTIALLY LIMIT THE PRICE INVESTORS WILL BE WILLING TO PAY FOR OUR SECURITIES.
     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of "business combinations" with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires at least 85% or more of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporations' board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for our securities.
THE  MARKET  FOR  OUR  COMMON  STOCK  IS  HIGHLY  VOLATILE.
     The trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Issuer or its competitors, changes in our prices or our competitors' products and services, as well as other events or factors. Statements or changes in opinion, earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to Orbit could result in an immediate and adverse effect on the market price of our common stock. Statements by financial or industry analysts may be expected to contribute to volatility in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many companies, similar to that of Orbit and which often have been unrelated to the operating performance of these particular companies. These broad market fluctuations may adversely affect the market price of our common stock.
                                 USE OF PROCEEDS
     We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. All such proceeds will be received by the selling securityholders. However, we expect to use the proceeds from the exercise of the options and other restricted stock awards for working capital and other general corporate purposes.
                             SELLING SECURITYHOLDERS
     The shares offered by this prospectus are being registered for reoffers and resales by the selling securityholders, who have acquired or may acquire such shares pursuant to the exercise of options or other stock awards granted under the Plans. The selling securityholders named below may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of Orbit, not named in the following table, may also use this prospectus to sell shares acquired by them pursuant to the exercise of options or other stock awards granted to them under the Plans.
     The following table sets forth, with respect to each selling securityholder, based upon information available to us as of January 14, 2005, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

                                                                   PERCENTAGE
                               PERCENTAGE             SHARES       OF SHARES
 SELLING         SHARES OWNED  OF SHARES              OWNED        OWNED
 SECURITY        PRIOR TO THE  OWNED PRIOR SHARES     FOLLOWING    FOLLOWING
 HOLDER          SALE (1)(2)   TO THE SALE REGISTERED THE SALE(13) THE SALE(14)
--------         ------------  ----------- ---------- ------------ ------------
Dennis  Sunshine
President,
Chief  Executive
Officer  and
Director           585,474(3)     17.86%     295,833     289,641        8.8%

Bruce  Reissman
Executive  Vice
President  and
Chief  Operating
Officers  and
Director           581,214(4)     17.78%     211,583     369,631       11.3%

Mitchell  Binder
Vice  President/
Finance,  Chief
Financial  Officer
 and  Director     369,702(5)      11.06%     286,287     83,415         2.5%

Mark  Tublisky
Secretary           43,749(6)       1.41%      43,749        0            0

David  Goldman
Controller
                    18,750(7)         *        18,750        0            0

Bernard  Karcinell
Director
                     4,331(8)         *         4,331        0            0

Denis  Feldman
Director             4,331(9)         *         4,331        0            0

Lee  Feinberg
Director            3,083(10)         *         3,083        0            0

Rhein  Arthur
Director            2,083(11)         *         2,083        0            0

Ronald  Storm      36,249(12)       1.17%      31,249        0            0

Karl  Schmidt      27,082(12)         *        27,082        0            0

Scott  Pearson      7,083(12)         *         7,083        0            0

John  Goodfellow    2,500(12)         *         2,500        0            0

Suzanne  Dipre      2,083(12)         *         2,083        0            0

Charles  Wurtz      1,041(12)         *         1,041        0            0

Gerald  Hovdstad   10,416(12)         *         10,416       0            0

Steve  Boegel       2,499(12)         *          2,499       0            0

Semsettin
 Berhumoglu        13,541(12)         *         13,541       0            0

George  Weimer      8,416(12)         *          8,416       0            0

Velodimir  Mushlin  3,332(12)         *          3,332       0            0

John  Gibbons       2,916(12)         *          2,916       0            0

Lynn  Cooper        2,250             *          2,250       0            0

*     Represents  less  than  1%  of  the  issued  and outstanding common stock.

(1) Except as otherwise indicted, we believe that the persons named in the above table have the sole voting and investment power over the shares listed as beneficially owned by such persons. For purposes of this table, a person is deemed to be the beneficial of all shares of common stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner's percentage of ownership is determined by assuming that the right to acquire shares of common stock that are held by such person (but not those held by any other person) have been exercised.

(2) All share numbers reflect the 25% stock dividend (which has been accounted for as a 5 for 4 stock split) effected by Orbit on August 14, 2003.

(3) Includes currently exercisable stock options to purchase 220,833 shares of common stock. Also includes 289,423 shares held by Mr. Sunshine's wife. Also includes a restricted stock award of 75,000 shares of common stock issued under the 2003 Plan which vest over a 10 year period beginning October 13, 2007.

(4) Includes currently exercisable stock options to purchase 214,583 shares of common stock. Also includes a restricted stock award of 75,000 shares of common stock issued under the 2003 Plan which vest over a 10 year period beginning on October 13, 2007. Also, includes 10,000 shares of common stock which vest over a three year period beginning on February 24, 2005.

(5) Includes currently exercisable stock options to purchase 286,287 shares of common stock. Also includes a restricted stock award of 75,000 shares of common stock issued under the 2003 Plan which vest over a 10 year period beginning on October 13, 2007.

(6) Represents currently exercisable stock options to purchase 43,749 shares of common stock.

(7) Includes currently exercisable stock options to purchase 6,250 shares of common stock. Also includes stock options to purchase 12,500 shares of common stock that are not currently exercisable.

(8) Includes currently exercisable stock options to purchase 3,331 shares of common stock. Also includes stock options to purchase 1,000 shares of common stock that are not currently exercisable.

(9) Includes currently exercisable stock options to purchase 3,331 shares of common stock. Also includes stock options to purchase 1,000 shares of common stock that are not currently exercisable.

(10) Includes currently exercisable stock options to purchase 1,000 shares of common stock. Also includes stock options to purchase 2,083 shares of common stock that are not currently exercisable.

(11) Represents stock options to purchase 2,083 shares of common stock that are not currently exercisable.

(12)     Represents  stock  options  to  purchase  shares  of  common  stock.

(13) This number is an estimate based on each selling securityholder's beneficial ownership as of January 14, 2005. Since the shares of common stock listed in the table above may be offered for sale by the selling securityholders from time to time, it cannot be ascertained the actual number of shares of common stock owned by each selling securityholder following the sale of the shares, and this column assumes all shares registered have been sold.

(14) This percentage is an estimate based on 3,057,183 shares of common stock issued and outstanding as of January 14, 2005. Since the shares of common stock listed in the table above may be offered for sale by the selling securityholders from time to time, it cannot be ascertained the actual percentage of shares of common stock owned by each selling securityholder following the sale of the shares.

                              PLAN OF DISTRIBUTION
     The shares may be sold or transferred for value by the selling securityholders, or by pledgees, donees, transferees or other successors in interest to the selling securityholders, in one or more transactions on the Nasdaq SmallCap Market (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling securityholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling securityholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling securityholders will be borne by such selling securityholders.
Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.
In addition to any such number of shares sold hereunder, a selling securityholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.
There is no assurance that any of the selling securityholders will sell any or all of the shares offered by this prospectus.
We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.
                   DESCRIPTION OF SECURITIES TO BE REGISTERED
     The following summary of the terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and our By-Laws. As set forth in our Certificate of Incorporation, as amended, our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.10 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to a ratable portion of assets remaining after payment of liabilities. The holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities and are not subject to future calls or assessments by Orbit. All issued and outstanding shares of our common stock are fully paid and non-assessable.
              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Orbit, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Orbit of expenses incurred or paid by a director, officer or controlling person of Orbit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, Orbit will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                     II - 7
                                     II - 1
                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") by Orbit International Corp., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:
     (1) Orbit's Current Report on Form 8-K filed with the SEC on December 17, 2004.

(2) Orbit's Quarterly Report on Form 10-QSB for quarter ended September 30, 2004, filed with the SEC on November 12, 2004.
(3)     Orbit's  Current  Report  on  Form 8-K filed with the SEC on November 5,
2004.
(4)     Orbit's  Current  Report  on  Form 8-K filed with the SEC on October 19,
2004.
(5) Orbit's Quarterly Report on Form 10-QSB for quarter ended June 30, 2004, filed with the SEC on August 10, 2004.
(6)     Orbit's Current Report on Form 8-K filed with the SEC on August 6, 2004.
(7) Orbit's Quarterly Report on Form 10-QSB for quarter ended March 31, 2004, filed with the SEC on May 11, 2004.
(8)     Orbit's  Current  Report  on Form 8-K filed with the SEC on May 6, 2004.
(9)     Orbit's  Proxy  Statement  filed  with  the  SEC  on  April  28,  2004.
(10) Orbit's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the SEC on March 29, 2004.
(11)     Orbit's Current Report on Form 8-K filed with the SEC on March 9, 2004.
(12) Orbit's prospectus dated April 28, 1997 (SEC File Number: 333-25979) contained within its Registration Statement on Form S-8 filed with the SEC on April 28, 1997.
(13)     Orbit's  prospectus  dated  September  14,  2001  (SEC  File  Number:
333-69410) contained within its Registration Statement on Form S-8 filed with the SEC on September 14, 2001.
(14) The description of our common stock contained in Orbit's Registration Statement on Form 10, filed on August 28, 1969.

     All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Delaware General Corporation Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of dividends or stock purchase or redemption under section 174 of DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Section (A) of Article 11 of our Certificate of Incorporation, as amended, eliminates the liability of directors to the extent permitted by Section 102(b)
(7)  of  the  DGCL.
In addition, Section 145 of the DGCL which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that such person is entitled to indemnity despite the adjudication of liability. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Article 11 of our Certificate of Incorporation provides for such indemnification of our directors and officers as permitted by Delaware law.
In connection with the indemnification of our directors and officers, Article 11 of our Certificate of Incorporation provides in pertinent part as follows:
     (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") other than an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or of another corporation or a partnership, joint venture, trust or other enterprise at the request of the corporation, including service with respect to employee benefit plans, including a proceeding the basis of which is alleged action outside the scope of authority while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subparagraph (ii) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such persons only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification hereunder shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise. The corporation may by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (ii) If a claim under paragraph (i) above is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, we maintain a directors' and officers' liability insurance policy.
ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.
With respect to restricted securities to be reoffered or resold pursuant to this registration statement, the Registrant relies upon Section 4(2) of the Act under which exemption from registration was claimed as each issuance was an officer and director of the Company in a transaction not involving any public offering.

ITEM  8.    EXHIBITS
Exhibit
Number      Description
--------    -----------
4.1(a)      Orbit  International  1995  Employee  Stock  Option  Plan*
4.1(b)      Orbit  International  2000  Employee  Stock  Option  Plan*
4.1(c)      Orbit  International  1995  Stock  Option  Plan  for  Non-Employee
            Directors*
4.1(d)      Amendment to 1995 Stock  Option  Plan  for Non-Employee Directors*
4.1(e)      Orbit  International  2003  Employee  Stock  Incentive  Plan*
5.1         Opinion  of  Robinson  &  Cole  LLP**
23.1        Consent of Robinson & Cole  LLP (included  in  Exhibit 5.1 hereto)
23.2        Consent  of  Goldstein  Golub  Kessler,  LLP**
24.1        Power  of  attorney  of  officers  and  directors  of  the
Registrant**
______________________
*     Previously  Filed.  See  Exhibit  Index.
**Filed  herewith.

ITEM  9.     UNDERTAKINGS
(a)     The  undersigned  registrant  hereby  undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on February 3, 2005.

ORBIT  INTERNATIONAL  CORP.


By:  /s/  Dennis  Sunshine
     ---------------------
       Dennis  Sunshine
       President  and  Chief  Executive  Officer
       (Principal  Executive  Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Dennis Sunshine      President and Chief Executive Officer
-------------------      (Principal Executive Officer)
Dennis Sunshine                    and Director               February 3, 2005

/s/Bruce  Reissman       Executive Vice President,
------------------       Chief Operating Officer and
Bruce Reissman                      Director                  February 3, 2005

/s/Mitchell Binder       Vice President/Finance,
------------------       Chief Financial Officer
Mitchell Binder        (Principal Financial Officer)
                                   and Director              February 3, 2005
/s/Bernard  Karcinell
---------------------
Bernard Karcinell                   Director                 February 3, 2005

/s/Denis  Feldman
-----------------
Denis Feldman                       Director                 February 3, 2005

/s/Lee  Feinberg
----------------
Lee  Feinberg                       Director                 February 3, 2005

/s/Arthur  Rhein
----------------
Rhein  Arthur                       Director                 February 3, 2005

                            ORBIT INTERNATIONAL CORP.

                       REGISTRATION STATEMENT ON FORM S-8,
                             DATED JANUARY 28, 2005

                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
4.1(a)   Orbit  International 1995 Employee Stock Option Plan
         (incorporated by reference from Annex B to Registrant's Definitive Proxy Statement on Schedule
         14A  filed  with  the  SEC  on  November  17,  1995).
4.1(b) Orbit International 2000 Employee Stock Option Plan (incorporated by reference from Appendix B to Registrant's Definitive Proxy
         Statement on Schedule 14A filed with the SEC on April 28, 2000).
4.1(c)   Orbit International 1995 Stock Option Plan for Non-Employee
         Directors (incorporated by reference from Annex C to Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on November 17, 1995).
4.1(d) Amendment to Orbit International 1995 Stock Option Plan for Non-Employee Directors (incorporated by reference from Proposal 2 to Registrant's Definitive Proxy Statement on
         Schedule 14A filed with the SEC on April  28,  2004).
4.1(e)   Orbit  International 2003 Employee Stock Incentive Plan
         (incorporated by  reference from Exhibit 4(a) to the Registrant's
          Annual Report on Form 10-KSB for the year ended  December 31, 2002)
5.1      Opinion  of  Robinson  &  Cole  LLP
23.1     Consent  of  Robinson  &  Cole  LLP  (included  in Exhibit 5.1 hereto).
23.2     Consent  of  Goldstein  Golub  Kessler,  LLP.
24.1     Power  of  attorney  of  officers  and  directors  of  the  Registrant.

                                                              Exhibit  5.1
                                                              ------------

                        Letterhead of Robinson & Cole LLP


February  2,  2005

Orbit  International  Corp.
80  Cabot  Court
Hauppauge,  New  York  11788

      Re:      Registration  Statement  on  Form  S-8
               --------------------------------------

 Ladies  and  Gentlemen:
     We have acted as counsel to Orbit International Corp., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 475,000 shares of common stock of the Company, $0.10 par value per share, of the Company (the "Shares"), to be offered and sold by the Company pursuant to the Company's 2003 Employee Stock Incentive Plan, 2000 Employee Stock Incentive Plan, 1995 Employee Stock Incentive Plan and 1995 Stock Option Plan for Non-Employee Directors (collectively, the "Plans").
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.
     We have examined originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.
     Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance of the Shares upon exercise of the options granted pursuant to the Plans have been duly and validly authorized and, when such Shares have been paid for and delivered in accordance with the terms of the Plans, such Shares will be duly authorized, legally issued, fully paid and non-assessable.
     This opinion is limited to the General Corporation Law of the State of Delaware, as currently in effect.
     We hereby consent to the filing of this opinion as an exhibit to the Form S-8 relating to the registration of the Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
     Very  truly  yours,

      Robinson  &  Cole  LLP
      By:/s/ Elliot  Lutzker
             ----------------
             Elliot  Lutzker

                                                                Exhibit  23.2
                                                                -------------


CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

To  the  Board  of  Directors
Orbit  International  Corp.


We hereby consent to the use of this Registration Statement on Form S-8 of our report dated February 25, 2004, relating to the consolidated financial statements of Orbit International Corp. and Subsidiaries as of and for the period ended December 31, 2003 which appear in such Registration Statement. We also consent to the reference to our Firm under the captions "Experts" in such Registration Statement.



GOLSTEIN  GOLUB  KESSLER  LLP
New  York,  New  York


February  3,  2005

                                                                    Exhibit 24.1
                                                                    ------------

                                POWER OF ATTORNEY

                            ORBIT INTERNATIONAL CORP.
                       REGISTRATION STATEMENT ON FORM S-8
                       2003 EMPLOYEE STOCK INCENTIVE PLAN
                         2000 EMPLOYEE STOCK OPTION PLAN
                         1995 EMPLOYEE STOCK OPTION PLAN
                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Each of the undersigned Directors and/or Officers of Orbit International Corp., a Delaware corporation (the "Company"), hereby constitutes and appoints Dennis Sunshine and Mitchell Binder, or either one of them, the true and lawful attorneys-in-fact of such Director and/or Officer, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorneys may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of an aggregate of 1,412,500 shares of the Company's common stock, $.10 par value per share, issued or which may be issued under the terms of the Orbit International Corp. 2003 Employee Stock Incentive
Plan, the Orbit International Corp. 2000 Employee Stock Option Plan, the Orbit International Corp. 1995 Employee Stock Option Plan and the Orbit International Corp. 1995 Stock Option Plan for Non-Employee Directors, as amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of the Company to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do, or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney this 3rd day of February 2005.

/s/  Dennis  Sunshine          /s/Bernard  Karcinell
---------------------          ---------------------
Dennis Sunshine                Bernard Karcinell

/s/Bruce  Reissman             /s/Denis  Feldman
------------------             -----------------
Bruce Reissman                 Denis Feldman

/s/ Mitchell Binder            /s/Lee Feinberg
-------------------            ---------------
Mitchell Binder                Lee  Feinberg

/s/Mark  Tublisky              /s/Arthur  Rhein
-----------------              ----------------
Mark  Tublisky                 Rhein  Arthur

/s/David  Goldman
-----------------
David Goldman